Exhibit 3.2

FOURTH AMENDED AND RESTATED BY-LAWS

OF

DUKE REALTY CORPORATION

ARTICLE I

Identification

Section 1.01. Name. The name of the Corporation is Duke Realty Corporation (hereinafter referred to as the “Corporation”).

Section 1.02. Registered Office and Registered Agent. The street address of the registered office of the Corporation is 36 South Pennsylvania Street, Indianapolis, Indiana 46204; and the name of its Registered Agent at such address is CT Corporation System. The location of the registered office of the Corporation or the designation of its Registered Agent or both may be changed at any time or from time to time when authorized by the Board of Directors, by filing a notice of change with the Secretary of State of the State of Indiana on or before the day any such change is to take effect, or as soon as possible after the death of the Registered Agent or other unforeseen termination of his agency.

Section 1.03. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors of the Corporation.

ARTICLE II

Definitions

Section 2.01. Certain Definitions. The following terms when used herein shall have the meanings set forth below:

(a) Affiliate. “Affiliate” shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such person), and shall have the meaning ascribed thereto in the Securities Exchange Act of 1934.

(b) Articles. “Articles” shall mean the Articles of Incorporation of the Corporation, filed with the Indiana Secretary of State, as amended from time to time.

(c) By-Laws. “By-Laws” shall mean the By-Laws of the Corporation, as amended from time to time.

(d) Code. “Code” shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

(e) Corporation. “Corporation” shall mean Duke Realty Corporation

(f) Director. “Director” shall mean a member of the Corporation’s Board of Directors.

(g) Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(h) Fiscal Year. “Fiscal Year” or any term describing any part thereof (such as “fiscal quarter”) shall mean the fiscal year of the Corporation.

(i) Gender and Number. As used herein the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

(j) Person. “Person” shall mean an individual, partnership, trust, corporation, or any other entity.

(k) REIT. “REIT” or “real estate investment trust” shall mean a real estate investment trust meeting all the qualifications in the Code.

(1) Shareholders. “Shareholders” shall mean as of any particular time all holders of record of outstanding Shares at such time.

(m) Shares. “Shares” shall mean the common stock of the Corporation.

(n) Unaffiliated Director. “Unaffiliated Director” shall mean a Director who is not an officer or employee of the Corporation or of any Affiliate of the Corporation.

ARTICLE III

Capital Stock

Section 3.01. Certificates; Direct Registration System. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Indiana Business Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. The interest of each shareholder in the Corporation’s capital stock may be evidenced by one or more certificates representing shares of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt. Unless otherwise determined by the Directors, any such certificates shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary and shall be countersigned by a transfer agent, and registered by a registrar, if any, and such signatures may be via facsimile or other electronic means. There shall be filed with each transfer agent a copy of any such form of certificate so approved by the Board of Directors, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Directors approve some other form.

The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange (or its successor) or any other securities exchange or automated quotation system on which shares of the Company’s capital stock may from time to time be listed for quotation and trading.

Section 3.02. Fractional Shares. In connection with any issuance of Shares, the Directors may issue fractional Shares or may provide for the issuance of scrip including, without limitation, the time within which any scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Directors may, in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 3.01 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Directors be signed by a transfer agent alone.

Section 3.03. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the directions of the Board of Directors, which shall contain the names and addresses of the Corporation’s shareholders, the number of shares of the Corporation’s capital stock held by them respectively, and, if such shares of capital stock are certificated, the numbers of the certificates representing such shares, and in which there shall be recorded all transfers of shares of the Corporation’s capital stock. The Corporation, the Board of Directors, and the officers, employees and agents of the Corporation, shall be entitled to deem the Persons in whose names any such certificates are registered on the records of the Corporation to be the absolute owners of the shares of the Corporation’s capital stock represented thereby for all purposes; but nothing herein shall be deemed to preclude the Board of Directors or the officers, employees or agents of the Corporation, from inquiring as to the actual ownership of any such shares of the Corporation’s capital stock. Until a transfer of shares of the Corporation’s capital stock is duly effected on the records of the Corporation, the Board of Directors shall not be affected by any notice of such transfer, either actual or constructive.

Subject to any restrictions on transfer, and unless otherwise provided by the Board of Directors, shares of the Corporation’s capital stock may be transferred, and such transfers shall be made upon the records of the Corporation. If such shares of the

Corporation’s capital stock are issued in certificated form, then those shares shall be transferable on the records of the Corporation only by the record holder thereof or by his or her agent thereunto duly authorized in writing upon delivery to the Board of Directors, or a properly acting transfer agent, of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization, and payment of all necessary transfer taxes, and of other matters as may reasonably be required by the Board of Directors or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Corporation and, absent instructions to the contrary, a new certificate for such shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any shares of the Corporation’s capital stock in consequence of the death of a shareholder or otherwise by operation of law shall be recorded as the holder of such shares and may receive a new certificate therefore, but only upon delivery to the Board of Directors, or a properly acting transfer agent, of instruments and other evidence required by the Board of Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such shares and such releases from applicable governmental authorities as may be required by the Board of Directors or the transfer agent. With respect to certificated shares of the Corporation’s capital stock, every such certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation, or the properly acting transfer agent thereof. In case of the loss, mutilation or destruction of any certificate for shares of the Corporation’s capital stock, the Directors may issue or cause to be issued a replacement certificate upon proof, satisfactory to the Directors of ownership of such lost, mutilated or destroyed certificate. Nothing in these By-Laws shall impose upon the Board of Directors, or a properly acting transfer agent, a duty or limit their rights to inquire into adverse claims. If the shares of the Corporation’s capital stock are issued in uncertificated form, then those shares may be transferred upon receipt of proper transfer instructions from the registered holder of the uncertificated shares, or from his or her agent thereunto duly authorized, in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form.

Section 3.04. Transfer Agent, Dividend Disbursing Agent and Register. The Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records and to hold and to disburse any dividends or distributions.

Section 3.05. Record Date. The Board of Directors may fix a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of any meeting of Shareholders. If a Shareholders meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, a new record date must be fixed.

Section 3.06. Regulations. The issue, transfer, conversion and registration of certificates for Shares shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE IV

Meetings of Shareholders

Section 4.01. Effect of Quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may not continue to do business after the withdrawal of enough Shareholders to leave less than a quorum.

Section 4.02. Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Indiana as is designated by the Directors or the Chairman or President.

Section 4.03. Annual Meeting. A regular annual meeting of the Shareholders shall be called by the Chairman or President within six (6) months after the end of each fiscal year.

Section 4.04. Notice of Regular or Special Meetings.

(a) A special meeting of the Shareholders may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors, a majority of the Unaffiliated Directors (as defined in the Articles), the President of the Company or at the request, in writing, addressed and delivered to the attention of the Company’s Secretary at the principal executive offices of the Company and made in accordance with Section 4.09 of these By-Laws, of the record owners of ten percent (10%) of the aggregate number of Shares of the Company outstanding and entitled to vote.

(b) Business transacted at any special meeting of Shareholders will be limited to the purpose or purposes expressly stated in the notice of that meeting. Such purposes shall be stated with specificity in the notice of each such special meeting and may not include generalizations such as “any other business as may properly be brought before the meeting.”

(c) If a special meeting of Shareholders is requested by Shareholders pursuant to paragraph (a) of this Section 4.04 for purposes any of which are the same as or substantially related to any of the purposes of a special meeting of Shareholders previously held at the request of Shareholders pursuant to paragraph (a) of this Section 4.04, such subsequently requested special meeting shall not be held until after the first anniversary of the date on which the previous special meeting was held.

(d) Written or oral notice specifying the place, day and hour of any annual or special meeting of Shareholders, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by any means permitted by applicable provisions of the Indiana Business Corporation Law, as in effect on the date thereof, to the address appearing on the books of the Company or theretofore given by each Shareholder to the Company for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Company is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders and of each special meeting to be held on call of the Company’s Board of Directors at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held, subject to any longer period required by law.

(e) Whenever a request to call a special meeting of Shareholders has been duly made other than by the Company’s Board of Directors, it shall be the duty of the Board of Directors to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than ninety (90) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting no fewer than ten (10) and no more than sixty (60) days before the meeting date. If the date of such special meeting is not so fixed and notice thereof not given within eighty (80) days after the date of the Company’s receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or-requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty (20) nor more than sixty (60) days before the date on which the meeting is to be held.

Section 4.05. Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned and a new record date is set, notice of the adjourned meeting shall be given as in the case of an original meeting to Shareholders as of the new record date.

Section 4.06. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 4.07 in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

Section 4.07. Inspectors of Election. In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present, shall determine whether one or three inspectors are to be appointed. In case any Person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the Chairman of the meeting. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any facts found by them.

Section 4.08. Quorum. At any meeting of the Shareholders, the holders of a majority of the Shares entitled to vote with respect to the matter under consideration, present in person or by proxy, shall constitute a quorum for such purpose, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum for any purpose shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the Shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of Shareholders is sent to all Shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.

Section 4.09. Shareholder Proposals and Requests for Special Meetings.

(a) Nominations for the election of Directors and proposals for any new business to be taken up at any annual meeting of Shareholders may be made by the Board of Directors of the Company or by any Shareholder of the Company entitled to vote. In order for a Shareholder of the Company to make any such nomination or proposal, the Shareholder shall give timely notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company. To be timely, the Shareholder’s notice must be received by the Secretary at the principal executive offices of the Company at least one hundred twenty (120) calendar days before the first anniversary of the date that the Company’s proxy statement was released to Shareholders in connection with the previous year’s annual meeting of Shareholders. However, if no annual meeting of Shareholders was held in the previous year or if the date of the annual meeting of Shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Company not fewer than the later of (i) One hundred fifty (150) calendar days prior to the date of the contemplated annual meeting or (ii) the date which is ten (10) calendar days after the date of the first public announcement or other notification to the Shareholders of the date of the contemplated annual meeting.

(b) Any written request by Shareholders for a special meeting of Shareholders pursuant to Section 4.04 of the By-Laws and any notice of a nomination or proposal pursuant to paragraph (a) of this Section 4.09 shall include or be accompanied by a written statement which shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and evidence satisfactory to the Company that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a concise description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner or owners, if any, on whose behalf the proposal is made; (iii) as to each Shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Company’s books, and of such beneficial owner and (y) the number of each class of shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner; and (iv) any other information required by Rule 14a-8 under the Exchange Act, including a statement in support and requisite documentary support for any claim of beneficial ownership.

(c)

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 4.09 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4.09. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 4.09 and, if any proposed nomination or business is not in compliance with this Section 4.09, to declare to the meeting that such defective nomination or proposal be disregarded.

(ii) For purposes of this Section 4.09, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 4.09, a Shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.09.

ARTICLE V

The Board of Directors

Section 5.01. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 5.02. Special Meetings. Special meetings of the Board of Directors may be called by one-third of the Directors then in office (rounded up to the nearest whole number) , by the Chairman of the Board or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Written notice of any special meeting of the Board shall be given to each Director at least one day prior thereto delivered personally, by messenger or by telegram or at least five days prior thereto delivered by mail at the last address given by the Director to the Corporation for such purpose. Such notice shall be deemed delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, or when delivered to the telegram company if sent by telegram. Such notice shall be deemed to be delivered upon receipt by the Director if delivered personally or by messenger. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except in the event a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 5.03. Compensation and other Remuneration. Each Director shall be paid such director’s fees and fixed sums and expenses for attendance at each annual, regular or special meeting of the Board of Directors or committees of the Board of Directors as the Board of Directors by resolution so determine. The Directors and Corporation officer shall be entitled to receive remuneration for services rendered to the Corporation in any capacity. Such services may include, without limitation, services as an officer of the Corporation, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Affiliate of a Director.

Section 5.04. Actions by Directors. The Directors may act with or without a meeting. Unless specifically provided otherwise in these By-Laws or in the Certificate, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by unanimous written consent of the Directors, which consents shall be filed with the records of meetings of the Directors. Any action or actions permitted to be taken by the Directors in connection with the business of the Corporation may be taken pursuant to authority granted by a meeting of the Directors conducted by a telephone conference call, and the transaction of Corporation business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Directors held in person or by written consent. The minutes of the Directors meeting held by telephone shall be prepared in the same manner as a meeting of the Directors held in person.

Section 5.05. Actions by Unaffiliated Directors. The following actions may only be taken by, or with approval of a majority of, the Unaffiliated Directors:

(a) A restructuring of Duke Realty Services Limited Partnership, an Indiana limited partnership, as provided for in Section 4.15 of the Agreement of the Limited Partnership of Duke Realty Services Limited Partnership (the “Services Partnership Agreement”).

(b) The Corporation’s approval of an exercise of any option held by Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), for its purchase of the Principal Owners’ interests in any of the Excluded Businesses or any of the twenty-five (25) specific properties (the “Excluded Properties”) or the indirect interest of the Principal Owners in such properties, subject to certain option agreements, each of which has been denominated “Acquisition Option” (the “Acquisition Options”) with owners of the Excluded Businesses or the Excluded Properties or the indirect interests therein.

(c) The Corporation’s consent pursuant to each of the Acquisition Options to an increase in the mortgage debt applicable to any Excluded Property.

(d) The Corporation’s consent pursuant to Section 7.02 of the Agreement of Limited Partnership of Duke Realty Limited Partnership (the “Operating Partnership Agreement”) to the Assignment (as defined in Section 1.04 of the Operating Partnership Agreement) of any units of partnership interest in the Operating Partnership (“Units”) by any of Gary A. Burk, Thomas L. Hefner and Darell E. Zink, Jr. (together, the “Principal Owners”).

(e) The Corporation’s consent pursuant to Section 3(1) of a certain Purchase Agreement by and among the Principal Owners, the Corporation and the underwriters named therein to certain dispositions of Units or any shares of the Corporation’s Common Stock.

(f) The voting of Operating Partnership Units owned by the Corporation in order for the Corporation to engage in any of the activities referred to in Section 3.09 (a) or Section 3.09(b) of the Operating Partnership Agreement.

(g) The exercise of the Corporation’s option to purchase the interests of DMI Partnership, an Indiana partnership, pursuant to Section 7.03 of the Services Partnership Agreement or any successor provision.

(h) The Corporation’s decision to enforce or to waive enforcement of a provision of the Property Contribution Agreements, the Inside Contribution Agreement or the Outside Contribution Agreement.

Section 5.06. Quarterly Meetings. The Board of Directors shall meet during the forty-five (45) day period immediately following the close of each fiscal quarter of the Corporation for the purpose of (a) considering the value of the Corporation’s assets and reviewing the income of the Corporation with a view to assuring the Corporation’s continued qualification as a “real estate investment trust” and (b) transacting such other business as properly may come before the meeting. Such quarterly meeting may be combined with the annual meeting or any special meeting of the Directors.

Section 5.07. Conduct of Committee Meetings. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 5.08 Number of Directors and Classification of Board of Directors. The number of Directors shall be no fewer than five (5) nor more than fifteen (15). At each annual meeting of the Corporation’s Shareholders beginning at the annual meeting of Shareholders in 2004, all Directors shall be elected to hold office for a term of one (1) year. Directors may be re-elected any number of times. Election of each Director at an annual meeting shall be by affirmative vote by at least a majority of the Shareholders entitled to vote thereon present in person or by proxy at such meeting. Each Director shall hold office until the election and qualification of his successor. Directors may, but need not, own shares or other securities of the Corporation. The provisions of Indiana Business Corporation Law § 23-1-33-6(c), and/or any successor provision(s), shall not apply to the Corporation.

Section 5.09. Conflict of Interest. Any transaction with the Corporation in which a Director has a direct or indirect interest is subject to review by the disinterested directors to ensure that the terms are commensurate with the terms for similar services or products with third parties in the market place.

ARTICLE VI

Officers of the Corporation

Section 6.01. Appointment. The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the Articles or these By-Laws otherwise provide. The appointment of an officer does not itself create contract rights.

Section 6.02. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors may remove any officer at any time with or without cause.

Section 6.03. Vacancies. Any vacancy in office resulting from any cause may be filled by the Board of Directors or by any officer authorized by these By-Laws to appoint such officer.

Section 6.04. Delegation of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.

Section 6.05 Appointment by Officers. A duly appointed officer may appoint one or more officers or assistant officers, as he or she deems necessary and as authorized by the Board of Directors and these By-Laws.

ARTICLE VII

Contracts, Checks, Notes, Etc.

Special Corporate Acts

Section 7.01. All contracts and agreements entered into by the Corporation and all checks, drafts and bills of exchange, orders for the payment of money, and deeds, mortgages, notes or bonds of the Corporation shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by either the President, the Managing Director, any Vice President or the Secretary, singly.

ARTICLE VIII

Miscellaneous

Section 8.01,. Facsimile Signatures. Facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.02. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the’ Corporation shall, in the performance of his duties, be protected to the fullest possible extent in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certificate public accountant, or by an appraiser selected with reasonable care.

Section 8.04. Severability.

(a) The provisions of these By-Laws are severable, and if the Directors shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT provisions of the Code, or with other applicable Federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these By-Laws.

(b) If any provision of these By-Laws shall be held unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and these By-Laws shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.05. Amendment. The Shareholders or the Directors may, by a majority vote, amend or repeal any provision of these By-Laws, except that Section 5.05 hereof can only be amended or repealed by a majority vote of the Shareholders or the Unaffiliated Directors.

Date: July 29, 2009	By:	/s/ Howard L. Feinsand
	Name:	Howard L. Feinsand
	Title:	Executive Vice President, General Counsel and Corporate Secretary